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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                HERCULES TRUST I
                              HERCULES INCORPORATED
             (Exact name of registrant as specified in its charter)


               Delaware                                  51-6510396
               Delaware                                  51-0023450
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


Hercules Plaza, 1313 North Market Street, Wilmington, Delaware        19894-0001
           (Address of principal executive offices)                   (Zip Code)

         Securities to be registered pursuant to Section 12(b) of the Act:
         Title of each class                                           Name of each exchange on which
         to be so registered                                           each class is to be registered

         9.42% Trust Originated Preferred SecuritiesSM                 New York Stock Exchange, Inc.

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates: 333-63423

         Securities to be registered pursuant to Section 12(g) of the Act: None



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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  The title of the class of securities to be registered hereunder is 9.42% Trust Originated Preferred Securities (the "Preferred Securities"). The Preferred Securities are being issued by Hercules Trust I. A description of the Preferred Securities is set forth in Hercules Incorporated's Registration Statement on Form S-3 (File No. 333-63423) filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on September 15, 1998, as amended by Pre-Effective Amendment No. 1 thereto filed on October 29, 1998, and declared effective by the Commission on October 30, 1998, and as further amended by Post-Effective Amendment No. 1 thereto filed and declared effective on November 9, 1998 (as amended, the "Registration Statement") under the captions of "Description of the Securities to be Offered," "Description of Debt Securities-Description of Junior Subordinated Debentures," "Description of Trust Preferred Securities" and "Description of Guarantees" and in the Prospectus Supplement relating thereto dated March 12, 1999, filed with the Commission on March 15, 1999, pursuant to Rule 424(b)(5) under the Securities Act under the captions "Certain Terms of the Preferred Securities" and "Certain Terms of the Debentures," which description is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement that includes such description that is subsequently filed by the registrant as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act is hereby incorporated by reference herein.

ITEM 2.  EXHIBITS.

         1. Certificate of Trust of Hercules Trust I (incorporated herein by reference to Exhibit 4.5 to the Registration Statement).

         2. Trust Agreement of Hercules Trust I (incorporated herein by reference to Exhibit 4.9 to the Registration Statement ).

         3. Form of Amended and Restated Trust Agreement of Hercules Trust I (incorporated herein by reference to Exhibit 4.13 to Pre-Effective Amendment No. 1 to the Registration Statement ("Amendment No. 1")).

         4. Form of 9.42% Trust Originated Preferred Securities of Hercules Trust I (incorporated herein by reference to Exhibit
                  4.2 to Hercules Incorporated's Current Report on Form 8-K filed March 17, 1999 (the "Hercules 8-K")).




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         5.       Form of Junior Subordinated Debentures Indenture between
                  Hercules Incorporated and the Chase Manhattan Bank, as Trustee (the "Junior Subordinated Debentures Indenture") (incorporated herein by reference to Exhibit 4.4 to Amendment No. 1).

         6. Officers' Certificate, dated as of March 17, 1999, pursuant to the Junior Subordinated Debentures Indenture (incorporated herein by reference to Exhibit 4.1 to the Hercules 8-K).

         7. Form of 9.42% Junior Subordinated Deferrable Interest Debentures due 2029 (incorporated herein by reference to Exhibit 4.3 to the Hercules 8-K).

         8. Form of Preferred Securities Guarantee Agreement with respect to Hercules Trust I (incorporated herein by reference to Exhibit 4.28 to Amendment No. 1).




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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE: March 17, 1999                     HERCULES TRUST I


                                         By: /s/ Israel J. Floyd
                                            ----------------------------

                                         Name:    Israel J. Floyd
                                         Title:   Administrative Trustee


                                         HERCULES INCORPORATED


                                         By: /s/ Israel J. Floyd
                                            ----------------------------
                                         Name:    Israel J. Floyd
                                         Title:   Corporate Secretary



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